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                                                                    EXHIBIT 23.2

                       [PANNELL KERR FORSTER LETTERHEAD]


                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use in the Form SB-2 of Interactive Telesis, Inc. of our report dated January 24, 2000 relating to the financial statements of Paragon Voice Systems appearing in the Form SB-2 of Interactive Telesis, Inc.


                                             /s/ Pannell Kerr Forster
San Diego, California                        PANNELL KERR FORSTER
July 10, 2000                                Certified Public Accountants
                                             A Professional Corporation